Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTIONS 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACTS OF 2002

In connection with the Quarterly Report of PHI Group, Inc. (the “Company”) on Form 10-Q/A – Amendment No. 2 for the quarter ended March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Henry D. Fahman, Acting Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 8, 2021

By:	/s/ Henry D. Fahman
Henry D. Fahman
Acting Chief Financial Officer